AMENDED PATENT ACQUISITION AGREEMENT

Private and Confidential

THIS AMENDED PATENT ACQUISITION AGREEMENT (the "Amended Agreement"), made as of the last executed date below (the "Effective Date"), by and among PERPETUAL WIND POWER CORPORATION a privately held company organized in the State of Delaware with a. principle address located at 109 Burtons Road, Marlton, NJ 08053 (the "Seller"), and LIBERATED ENERGY, INC. formerly Mega World Food Holding Company, a public company organized in the state of Nevada and traded on the Over the Counter Bulletin Board under the symbol "LIBE" (the "Company"), pertaining to sale of a wind and solar patent owned by the Seller to the Company for newly issued restricted common stock of the Company.  Seller and the Company individually are referred to herein as a "Party," and collectively as the "Parties".

WI T N E S S E T H:

WHEREAS, the Company and Seller entered into a Patent Acquisition Agreement on January 19, 2013 whereby Seller sold to Company its unique wind and solar powered turbine technology for which it has a patent pending with the United States Patent and Trademark office (U.S. Patent App. Serial No. 61/257,578) (the “Patent”) for an aggregate purchase price of Two Million Five Hundred Thousand (2,500,000) newly issued Common Stock of the Company; and

WHEREAS, the parties have not at that time placed a valuation on said Patent.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and subject to the terms and conditions hereof, the Parties hereby agree as follows:

1. Valuation of Perpetual Wind Patent.  Seller and Company hereby agree that said Patent has a valuation of $2,500.00.

2. Full Power and Authority.  Seller and Company represent that they have full power and authority to enter into this Amended Agreement.

In Witness Whereof, the Parties hereto have executed this Agreement as of the last date written below.

Amended Patent Acquisition Agreement, Page 1 of 2

LIBERATED ENERGY, INC.

/s/ Elyse Thompson
Elyse Thompson, CFO
Date: February 20, 2014

PERPETUAL WIND POWER CORPORATION:

/s/Frank Pringle
Frank Pringle, CEO
Date: February 20, 2014

Amended Patent Acquisition Agreement, Page 2 of 2